UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 15, 2010

PREMIER WEALTH MANAGEMENT, INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-104631	43-1988542
(State or incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 2411, New York, New York 10119
(Address of principal executive offices)

5 Them. Dervis Street, 3rd Floor, CY-1066 Nicosia, Cyprus
(Former address, if changed since last report)

011-35-387611-6509
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

    and

Item 2.01  Completion of Acquisition or Disposition of Assets.

Effective as of April 15, 2010, Premier Wealth Management, Inc., a Delaware corporation (the “Company”) entered into a Stock Purchase Agreement, by and among Master Trust, S.A., the Company’s wholly owned subsidiary (“Master Trust”), Noble Investments Limited as purchaser (“Noble”) and the Company providing for the sale of Master Trust to Noble (the “Sale Agreement”).  Contemporaneously therewith, the Company also agreed to enter into, and as of May 10, 2010 did enter into, an Escrow Agreement, with Noble and the Company’s Swiss based counsel as escrow agent as described below (the “Escrow Agreement”) for purposes of holding half of the purchase price.

Material Terms – Sale of 50% of Master Trust for Consideration

The Sale Agreement calls for the sale of Master Trust for consideration consisting of (i) $700,000 in cash, of which $350,000 has already been paid to the Company after entry into the Sale Agreement in exchange for the first 50% of the Master Trust shares (the “Initial MT Shares”), (ii) payment of an earn out equal to 12.5% of Master Trust’s gross commission income for 2010 from certain specified financial products, and (iii) discharge of certain intercompany indebtedness to Master Trust.  While the first $350,000 of consideration in the transaction has been paid to the Company, the remaining $350,000 of cash consideration (constituting 50% of the cash portion of the purchase price) for Master Trust, is held in escrow pursuant to an Escrow Agreement (as defined below) and shall be released upon completion of the sale transaction after securing of all requisite shareholder consents required on the part of the Company.

As Master Trust is the Company’s only material asset, entry into the Sale Agreement calling for the sale of Master Trust, and the immediate transfer of the Initial MT Shares in exchange for half of the consideration thereunder, constituted a disposition of a significant amount of assets of the Company.  As the sale of the remaining 50% interest in Master Trust would constitute sale of all or substantially all of the Company’s assets, such sale is subject to shareholder approval of the Company.

Accordingly, the Sale Agreement and Escrow Agreement also provide that the Company must obtain shareholder approval and must complete the transaction, on the earlier of September 30, 2010, or the date of Swiss regulatory authority (FINMA) approval is obtained, subject to extension to December 31, 2010.

Transfer of Initial Master Trust Shares

Pursuant to the Sale Agreement, the Company was required to, and did, issue the Initial MT Shares, constituting 50% of Master Trust, to Noble, as buyer.  In return, Noble paid full consideration of $350,000 to the Company, and entered into the Sale Agreement and Escrow Agreement (as defined below).   The Sale Agreement provides, among other things, that dividends and distributions during the interim period prior to closing of the remaining interests of Master Trust, shall be divided evenly, with the first half coming to the Company and Noble’s half remaining in escrow pending closing, at which time said funds will be  released, if any.

Master Trust Voting Agreement and Control

So as to avoid deadlock and transfer of control, the Sale Agreement provided, among other protective provisions, that during the period after entry into the Sale Agreement and prior to closing of the sale of the remaining 50% of Master Trust, the Board of our Master Trust subsidiary shall be comprised of four persons, two of which are designees of the Company, Nigel Gregg and Luigi Piffaretti, an existing Board member, and the remaining two of which are nominees of Noble, consisting of Arnie van Roon and one other person to be designated by Noble.   The Sale Agreement provides that for general, every day business matters, in the event of a deadlock, the Noble director’s shall cast the determining vote; provided, however, that for major transactions, the Company’s designees shall cast the deciding vote.

Major transactions wherein action can not be taken absent consent of the Company’s designees, include, without limitation, the following: (i) sale or transfer of all or substantially all of the assets of Master Trust or transfer of managed accounts or shares of Master Trust to any third parties, or the issuance of additional shares to third parties that would result in issuance of a majority to Noble prior to the Company’s shareholder approval date, (ii) consummation of a merger or similar transaction of Master Trust, resulting in change of the board or share ownership of Master Trust, (iii) making any material changes to additions to executive officers of Master Trust, (iv) incurring material indebtedness or encumbering assets of Master Trust that would result in a major transaction, or (v) entry into any agreements or obligations relating to the foregoing or causing, or permitting any action to occur that would cause a “lockout” of either of the parties to the transaction.

Earn Out

The Sale Agreement provides for an earn out payment (the “Earn Out”) to be paid to the Company after the completion of the transaction, to be paid on the later of: (i) April 30, 2011, or (ii) ten (10) Business Days following receipt of the audit report of Master Trust for the fiscal year ended December 31, 2010.  The Earn Out requires Master Trust to pay to Premier an amount that is equal to twelve and one-half (12.5%) percent of the gross commission income of Master Trust for the fiscal year ending December 31, 2010 that are earned from those specific products that were sold by Master Trust as of February 18, 2010, which products are enumerated in the Sale Agreement.  In the event that no shareholder approval is received, the Company will keep its initial $350,000 down payment only and will remain a 50% shareholder in Master Trust which will continue to be governed as set forth above, and have to honor its obligations to Master Trust.  In addition, while the company will split dividends and distributions, it will not be entitled to the Earn Out.  The parties have agreed to grant the Company full audit, review and access rights to Master Trust following a final closing, if any, for purposes of auditing its Earn Out payment amounts.

Based on information provided to us from Noble’s management, the Company believes that Noble was, at the time of entry into the Sale Agreement, and remains as of the date of this Report, disinterested and independent of the Company and is not affiliated with the Company (other than through its relationship created under the Sale Agreement).

The foregoing is a summary only of the Sale Agreement, a copy of which is filed as an exhibit to this Report, the provisions of which are incorporated by reference herein.

Escrow Agreement

Contemporaneously with entry into the Sale Agreement, and to ensure funds availability at closing, the parties agreed to enter into an Escrow Agreement, which was funded and signed as of May 10, 2010 (the “Escrow Agreement”), with law firm of Flavio Amado’Advocate, a Lugano Switzerland based law firm that has represented and continues to represent Master Trust on certain matters, as escrow agent (the “Escrow Agent”).  The Escrow Agreement provides, among other things, that the remaining $350,000, representing the unpaid portion of the purchase price for Master Trust, shall remain in escrow, along with shares representing the remaining 50% of Master Trust.

The Escrow Agreement provides, among other things, that the escrow agent shall receive notice of completion of the transaction by 5:00 PM (New York City time) on September 30, 2010, or the date of FINMA approval, whichever is earlier, subject to extension by the parties to December 31, 2010.

If notice is not received timely, or if the transaction is not completed before then, then the escrow agent is required to return to the Company all of the remaining Master Trust shares held in escrow and the $350,000 remaining portion of the purchase price shall be returned to Noble. Conversely, if the shareholder approval is obtained and the transaction is completed with appropriate notice given to the Escrow Agent, then the Escrow Agent shall, automatically, transfer the shares, endorsed in the name of Noble, to Noble and release the remaining $350,000 of cash funds held in escrow, to the Company and the transaction is deemed completed, with the exception of the Earn Out fees.

The foregoing is a summary only of the Escrow Agreement, a copy of which is filed as an exhibit to this Report, the provisions of which are incorporated by reference herein.

The sale of Master Trust is subject to a number of risks, uncertainties and conditions and, no assurance can be made that the Company will be able to satisfy its obligations under the Sale Agreement or complete the transaction.  Specifically, and without limitation, the Company is required to obtain shareholder approval, as well as Swiss regulatory approval for the transaction, and, will be required to become current with its reporting obligations under the Securities Exchange Act of 1934, as amended, for which it is delinquent and, is required to restate certain financials as previously reported.  No assurance can be made that the Company will be able to complete its obligations in a timely manner or that it will be able to fund all of its operations until such time.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.
The following exhibits are filed with this Report.

2.1	Stock Purchase Agreement, dated as of April 15, 2010 between Premier Wealth Management, Inc., Master Trust, S.A., Noble Investments Limited as purchaser.

10.2
Escrow Agreement, dated as of May 10, 2010, by and among Master Trust, S.A., Noble Investments Limited, Premier Wealth Management, Inc. and Flavio Amado’ Advocate, as Escrow Agent. (To be filed by amendment)

[Remainder of Page Left Blank]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May10, 2010	PREMIER WEALTH MANAGEMENT, INC.

	By:	/s/ Nigel Gregg
Nigel Gregg
Chief Executive Officer